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                         Chase Manhattan Bank USA, N.A.
                             Noteholders Statement

                      Chase Credit Card Owner Trust 2000-1


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Section 7.3 Indenture                                                        Distribution Date:               09/15/00
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(I)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                                                      0.00
            Class B Principal Payment                                                                      0.00
            Class C Principal Payment                                                                      0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
            $1,000 of the initial principal balance of the Notes
              Class A Principal Payment                                                                    0.00
              Class B Principal Payment                                                                    0.00
              Class C Principal Payment                                                                    0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
              Class A Note Interest Requirement                                                    4,384,401.04
              Class B Note Interest Requirement                                                      375,054.25
              Class C Note Interest Requirement                                                      508,506.35
                      Total                                                                        5,267,961.65

       Amount of the distribution allocable to the interest on the Notes per
            $1,000 of the initial principal balance of the Notes
              Class A Note Interest Requirement                                                         5.84587
              Class B Note Interest Requirement                                                         6.00087
              Class C Note Interest Requirement                                                         6.32809

(iii)  Aggregate Outstanding Principal Balance of the Notes
              Class A Note Principal Balance                                                        750,000,000
              Class B Note Principal Balance                                                         62,500,000
              Class C Note Principal Balance                                                         80,357,000

(iv)   Amount on deposit in Owner Trust Spread Account                                             8,928,570.00

(v)    Required Owner Trust Spread Account Amount                                                  8,928,570.00

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                                               By:
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                                               Name:  Patricia M. Garvey
                                               Title: Vice President